Exhibit 99.1

EIP Pharma to Present at Canaccord Genuity 43rd Annual Growth Conference

BOSTON, MA – August 3, 2023 – EIP Pharma Inc., a clinical stage company focused on developing treatments for neurodegenerative diseases, today announced that the Company’s senior management team will present at the Canaccord Genuity 43rd Annual Growth Conference on Wednesday, August 9 at 4:00 p.m. ET. The Company will also be holding 1x1 meetings at the conference.

A live webcast of the presentation, along with accompanying slides, can be accessed here.

About EIP Pharma

EIP Pharma, Inc. is a privately held clinical-stage biotechnology company advancing CNS-focused therapeutics to benefit patients with a range of debilitating neurodegenerative diseases. EIP Pharma is currently developing neflamapimod, an investigational orally administered small molecule brain penetrant that inhibits p38MAP kinase alpha (p38a). Neflamapimod has the potential to treat synaptic dysfunction, the reversible aspect of the underlying neurodegenerative processes that cause disease in dementia with Lewy bodies (DLB) and certain other major neurological disorders. Current institutional investors in EIP Pharma include Access Industries, Adage Capital Management, Mossrock Capital and Rock Springs Capital.

For more information, please visit www.eippharma.com or engage with us on Twitter and LinkedIn.

Contacts

Investors & Media:

Argot Partners

212.600.1902

EIP@argotpartners.com

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.  No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, a public offering will not be made directly or indirectly in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including, without limitation, facsimile transmission, telephone, or Internet) of interstate or foreign commerce, or any facility or a national securities exchange, of any such jurisdiction.

Important Additional Information and Where to Find It

In connection with the proposed transaction between Diffusion Pharmaceuticals and EIP Pharma, Diffusion Pharmaceuticals has filed with the SEC a registration statement on Form S-4 (as amended, the "Registration Statement") containing a proxy statement/prospectus/information statement (the "Definitive Proxy Statement") related to a special meeting of its stockholders. Diffusion Pharmaceuticals has mailed the Definitive Proxy Statement to Diffusion Pharmaceuticals’ stockholders as of the record date of July 10, 2023, describing the proposals set forth therein to be voted on at the special meeting. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND STOCKHOLDERS ARE URGED TO READ THESE MATERIALS – INCLUDING THE REGISTRATION STATEMENT, THE DEFINITIVE PROXY STATEMENT, ANY AMENDMENTS OR SUPPLEMENTS THERETO, AND ANY DOCUMENTS INCORPORATED THEREIN – CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT DIFFUSION PHARMACEUTICALS, EIP PHARMA, THE PROPOSED TRANSACTION AND OTHER RELATED MATTERS. This communication is not a substitute for the Registration Statement, Definitive Proxy Statement or any other documents that Diffusion Pharmaceuticals may file with the SEC or send to Diffusion Pharmaceuticals’ stockholders in connection with the proposed transaction. Investors and stockholders may obtain free copies of the proxy statement, prospectus and other documents filed by Diffusion Pharmaceuticals with the SEC through the website maintained by the SEC at www.sec.gov. In addition, stockholders may obtain free copies of the Definitive Proxy Statement and other documents filed by Diffusion Pharmaceuticals with the SEC through the "Investors" section of Diffusion Pharmaceuticals' website, www.diffusionpharma.com.

Participants in the Solicitation

Diffusion Pharmaceuticals and EIP Pharma, and each of their respective directors and executive officers and certain of their other members of management and employees, may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information regarding these persons and their interests in the transaction is or will be included in the Definitive Proxy Statement relating to the transaction and other relevant materials that are or will be filed with the SEC.  Additional information regarding Diffusion Pharmaceuticals’ directors and officers is included in Diffusion Pharmaceuticals’ Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the SEC on March 24, 2023. Other information regarding the participants in the proxy solicitation and a description of their interests in the proposed transaction, by security holdings or otherwise, is included in the Definitive Proxy Statement and other relevant materials that are or will be filed with the SEC regarding the proposed transaction.  Investors should read the Definitive Proxy Statement statement carefully before making any voting or investment decisions. These documents can be obtained free of charge from the sources indicated above.

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